UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2007

ALTERA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-16617	77-0016691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Innovation Drive, San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 544-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2007, Altera Corporation (the “Company”) announced the appointment of Timothy R. Morse, 37, to serve as Senior Vice President and Chief Financial Officer. Mr. Morse’s appointment was effective January 15, 2007. Prior to joining the Company, Mr. Morse served as Chief Financial Officer and General Manager, Business Development for GE Plastics, from July 2005 to January 2007. He also held a variety of other positions with GE Plastics, GE Appliances, and GE Capital in North America, Europe, and Asia during his 15-year career with General Electric Company, including serving as Manager, Finance (Chief Financial Officer) for GE Plastics Europe and Global Automotive from April 2003 to July 2005, as Manager, Finance (Chief Financial Officer) for GE Plastics, Americas from January to April 2003, and as Manager, Global Operations and Analysis for GE Plastics from May 2001 to January 2003. Mr. Morse holds a BS degree from the Carroll School of Management at Boston College. A copy of the press release announcing Mr. Morse’s appointment is included herewith as Exhibit 99.1 and incorporated herein by reference.

Pursuant to the terms of his offer letter, Mr. Morse will receive an annual base salary of $375,000, a hiring bonus of $250,000 payable upon the completion of a 45-day introductory period, and a relocation package of up to $200,000. If, within 12 months of employment, Mr. Morse’s employment is terminated by him voluntarily, or by the Company for breach of Company policy, then Mr. Morse will be required to repay the full amount of the hiring bonus and a prorated portion of the relocation expenses incurred by the Company on his behalf. Mr. Morse will receive an option to purchase 400,000 shares of common stock, to be granted on January 29, 2007, which will vest, subject to his continuing employment and the provisions of the Company’s standard form of stock option agreement, at a rate of 25% on the first anniversary of the grant date and monthly thereafter such that the option will be fully vested four years after the grant date. Mr. Morse also will receive 50,000 restricted stock units (“RSUs”), to be granted on January 29, 2007, which will vest, subject to his continuing employment and the provisions of the Company’s standard form of RSU award agreement, at a rate of 25% annually on January 30, 2008, January 30, 2009, January 29, 2010, and January 30, 2011. Mr. Morse is eligible to participate in the Company’s Non-Qualified Deferred Compensation Plan and Senior Vice President Bonus Plan. The Company will enter into an indemnification agreement with Mr. Morse in the standard form of agreement offered to each of the Company’s directors and executive officers. Mr. Morse’s compensation arrangements will be subject to evaluation and change from time to time as determined by the Company’s compensation committee.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1 Press Release dated January 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERA CORPORATION

/s/ Katherine E. Schuelke
Katherine E. Schuelke Vice President, General Counsel, and Secretary

Dated: January 19, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated January 15, 2007